FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.  Name of Purchasing Portfolio: BlackRock Bond Allocation
Target Shares: Series N Portfolio (BATSN), BlackRock
Municipal Income Investment Trust (BBF), BlackRock
Municipal Bond Investment Trust (BIE), BlackRock AMT-
Free Municipal Bond Portfolio  (BR-MUNI), BlackRock
National Municipal Fund (BR-NATL), BlackRock Strategic
Municipal Trust (BSD), BlackRock Long-Term Municipal
Advantage Trust (BTA), BlackRock Insured Municipal
Income Trust (BYM), BlackRock MuniEnhanced Fund, Inc.
(MEN), BlackRock MuniHoldings Fund, Inc. (MHD),
BlackRock MuniYield Quality Fund II, Inc. (MQT),
BlackRock MuniYield Quality Fund, Inc. (MQY),
BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock
MuniVest Fund II, Inc. (MVT), BlackRock MuniYield
Fund, Inc. (MYD), MuniYield Investment Fund (MYF),
BlackRock Investment Quality Municipal Income Trust
(RFA).

2.  Issuer:    Pennsylvania Turnpike Commission

3.  Date of Purchase:  7/22/2009
4.  Underwriter from whom purchased:  Citigroup Global
Markets Inc.

5.  Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Citigroup
Global Markets Inc., Mesirow Financial, Inc., PNC
Capital Markets LLC, RBC Capital Markets, Boenning &
Scattergood, Inc., Goldman Sachs & Co., H-T Capital
Markets (Division of Northeast Securities Inc.),
Janney Montgomery Scott, Jefferies & Company,
Merrill Lynch & Co., Raymond James & Associates,
Inc., Siebert Brandford Shank & Co., LLC, Wells
Fargo Securities


6.  Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):   (BATSN) $200,000.00 out of
$956,733,204.25; (BBF) $2,945,000.00 out of
$956,733,204.25; (BIE) $1,530,000.00 out of
$956,733,204.25; (BR-MUNI) $4,215,000.00 out of
$956,733,204.25; (BR-NATL) $21,085,000.00 out of
$956,733,204.25; (BSD) $2,175,000.00 out of
$956,733,204.25; (BTA) $2,300,000.00 out of
$956,733,204.25; (BYM) $2,125,000.00 out of
$956,733,204.25;  (MEN) $1,950,000.00 out of
$956,733,204.25; (MHD) $4,775,000.00 out of
$956,733,204.25; (MQT) $1,700,000.00 out of
$956,733,204.25; (MQY) $2,650,000.00 out of
$956,733,204.25; (MUH) $3,455,000.00 out of
$956,733,204.25; (MVT) $6,915,000.00 out of
$956,733,204.25;  (MYD) $13,905,000.00 out of
$956,733,204.25;  (MYF) $5,650,000.00 out of
$956,733,204.25; (RFA) $425,000.00 out of
$956,733,204.25
7.  Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)):
  $135,405,000.00 out of $956,733,204.25
8.  Purchase price (net of fees and expenses):  $94.806
(for 30 yr tranche)
9.  Date offering commenced (if different from Date of
Purchase):  7/21/2009
10.  Offering price at end of first day on which any sales
were made:  $105.86 (2013), $109.294 (2015), $97.294
(2029), $94.806 (2039)
11.  Have the following conditions been satisfied:    YES  OR  NO
a.  The securities are part of an issue registered
under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal
    Securities, or are securities sold in an   Eligible
Foreign Offering or are securities sold in an Eligible
Rule 144A Offering or part of an issue of government
      securities.           YES

  b.  The securities were purchased prior to the
    end of the first day on which any sales
    were made, at a price that was not more
    than the price paid by each other
    purchaser of securities in that offering
    or in any concurrent offering of the
    securities (except, in the case of an
    Eligible Foreign Offering, for any rights
    to purchase required by laws to be granted
    to existing security holders of the
    Issuer) or, if a rights offering, the
    securities were purchased on or before the
    fourth day preceding the day on which the
    rights offering terminated.        YES

  c.  The underwriting was a firm commitment
    underwriting.           YES

  d.  The commission, spread or profit was
    reasonable and fair in relation to that
    being received by others for underwriting
    similar securities during the same period.    YES

  e.  In respect of any securities other than
    Eligible Municipal Securities, the issuer
    of such securities has been in continuous
    operation for not less than three years
    (including the operations of predecessors).    YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?         YES


Approved: _      Marc Cataneo______   Date:      7/30/09